Exhibit 99.2

Quarterly Financial Supplement

For the three months ended March 31, 2012

ddr

Think**Retail.** Create**Value.**

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • p. 216.755.5500 f. 216.755.1500 • www.ddr.com

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-14

Financial Summary
FFO Reconciliation and Other Information	15
Additional Financial Disclosures	16
Debt to EBITDA Calculation	17
Significant Accounting Policies	18-19
Other Real Estate Information	20

Joint Venture Financial Summary
Joint Venture Investment Summary	21
Joint Venture Combining Financial Statements	22-23

Investment Summary
Acquisitions and Dispositions	24
Developments and Redevelopments	25-26
Development Projects Primarily on Hold	27

Portfolio Summary
Portfolio Characteristics	28
Lease Expirations	29
Leasing Summary	30
Net Effective Rents	31
Largest Tenants	32

Debt Summary
Market Capitalization, Ratings and Financial Ratios	33
Summary of Consolidated Debt	34
Summary of Joint Venture Debt	35
Consolidated Debt Detail	36-38
Joint Venture Debt Detail	39-40

Analyst Coverage
Contact Information	41

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three months ended March 31, 2012. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2011. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Samir Khanal
Vice President Marketing and Corporate Communications	Senior Director of Investor Relations
216.755.5500	216.755.5500
mrichmond@ddr.com	skhanal@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE

OF $0.24 FOR THE QUARTER ENDED MARCH 31, 2012

BEACHWOOD, OHIO, May 1, 2012 – DDR Corp. (NYSE: DDR) today announced operating results for the first quarter ended March 31, 2012.

SIGNIFICANT FIRST QUARTER ACTIVITY

•	Generated operating FFO of $0.24 per diluted share, which excludes certain non-operating items

•	Executed 545 new leases and renewals for over 3.3 million square feet

•	Increased the portfolio leased rate to 93.7% at March 31, 2012, from 93.6% at December 31, 2011 and 92.6% at March 31, 2011

•

Generated positive leasing spreads, with new leases up 9.0% on a pro rata basis and 6.0% at 100% ownership, and renewals up 5.9% on a pro rata basis and 5.4% at 100% ownership. Blended spreads were up 6.4% on a pro rata basis and 5.5% at 100% ownership.

•	Generated same store net operating income growth of 2.3% on a pro rata basis and 2.9% at 100% ownership

•	Completed a $47 million acquisition of a 561,000 square foot prime shopping center in Chicago

•	Completed $45 million of non-prime asset sales, of which DDR’s pro rata share of the proceeds was $34 million

•	Completed $353 million of new long-term financings with an average interest rate below 4% and average duration of 6.6 years

•	Formed a new unconsolidated joint venture with Blackstone to acquire 46 shopping centers that had previously been managed but unowned

•	Entered into forward equity agreements to sell 19 million shares for gross proceeds of $246 million to fund the Company’s share of the Blackstone joint venture and other prime asset acquisitions

“We are pleased to report continued progress with our strategic operating objectives and have every expectation that the consistency of our strong performance will continue,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz.

2012 GUIDANCE

Based on strong operating performance during the first four months of 2012 relative to budget, the Company has revised its estimate of 2012 operating FFO per share. DDR currently expects operating FFO per share for 2012 to be $1.00 to $1.04, up from the range of $0.98 to $1.04 originally provided in January.

FINANCIAL HIGHLIGHTS

The Company’s first quarter operating funds from operations available to common shareholders was $66.8 million, or $0.24 per diluted share, before $7.1 million of net adjustments, which compares to $63.2 million, or $0.24 per diluted share for the prior-year comparable. The increase in operating funds from operations for the three-month period ended March 31, 2012 as compared to the same period in 2011 is primarily due the acquisition of seven shopping center assets in 2011 and 2012 partially offset by asset dispositions as well as the redemption of preferred shares in the second quarter of 2011.

Funds From Operations applicable to common shareholders (“FFO”) for the three-month period ended March 31, 2012, including the above net adjustments, was $59.7 million, or $0.21 per diluted share, which compares to FFO of $93.0 million, or $0.27 per diluted share, for the prior-year comparable period.

The decrease in FFO for the three-month period ended March 31, 2012, as compared to the same period in 2011 is primarily due to income recorded in the first quarter of 2011 as a result of the gain on change in control of interests related to the Company’s acquisition of two assets from unconsolidated joint ventures, the effect of the valuation adjustments associated with the warrants that were exercised in full for cash in the first quarter of 2011 and the loss on debt extinguishment related to the Company’s repurchase of a portion of its 9.625% unsecured notes in the first quarter of 2012.

Net loss applicable to common shareholders for the three-month period ended March 31, 2012, was $22.0 million, or $0.08 per diluted share, which compares to net income of $24.7 million, or $0.01 per diluted share, for the prior-year comparable period. The net loss applicable to common shareholders for the three-month period ended March 31, 2012 as compared to net income for the same period in 2011 is primarily due to the same factors impacting FFO as explained above.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended March 31,2012, highlight continued strong leasing activity throughout the portfolio:

•	Executed 178 new leases aggregating 1.0 million square feet and 367 renewals aggregating approximately 2.3 million square feet

•	The portfolio leased rate was 93.7% at March 31, 2012, as compared to 92.6% at March 31, 2011

•

On a cash basis, rental rates for new leases increased by 9.0% on a pro rata basis and 6.0% at 100% ownership, and renewals by 5.9% on a pro rata basis and 5.4% at 100% ownership. Overall blended spreads were up 6.4% on a pro rata basis and 5.5% at 100% ownership.

•	Same store net operating income (“NOI”) increased by 2.3% for the three-month period ended March 31, 2012 as compared to the prior-year comparable period on a pro rata basis and 2.9% at 100% ownership

•	Total portfolio average annualized base rent per occupied square foot as of March 31, 2012 was $14.08, as compared to $13.37 at March 31, 2011

ACQUISITIONS & FINANCINGS

In April 2012, the Company acquired its joint venture partners’ 50% ownership interest in two prime power centers located in Portland, Oregon and Phoenix, Arizona for $70.0 million in the aggregate. Tanasbourne Town Center, in Portland, Oregon, is a large-format power center totaling 566,000 square feet. The shopping center is anchored by national tenants including Target, Nordstrom Rack, Bed Bath & Beyond, Ross Dress For Less, Michaels, Old Navy and Petco. Arrowhead Crossing, in Phoenix, Arizona, is a large-format power center totaling 412,000 square feet. The shopping center is anchored by national tenants including Nordstrom Rack, DSW, T.J. Maxx, HomeGoods, Staples and Hobby Lobby. The Company funded its $70.0 million investment with proceeds from the issuance of 4.8 million common shares at an average price of $14.64 through its at-the-market common equity program. At closing, approximately $104 million of mortgage debt was repaid and the assets are now part of the Company’s large unencumbered pool.

In March 2012, the Company acquired Brookside Marketplace in Chicago, Illinois, for $47.4 million. The center is a large-format power center totaling 561,000 square feet. The asset is anchored by Super Target, Kohl’s, Dick’s Sporting Goods, Best Buy, HomeGoods, Michaels, PetSmart, Office Max, Old Navy and ULTA.

During the quarter, the Company’s one-third-owned joint venture, Sonae Sierra Brasil, completed a strategic asset swap that resulted in a majority interest in Shopping Plaza Sul, a high-quality enclosed mall located in Sao Paulo. Sonae Sierra Brasil acquired an additional 30% ownership interest in Shopping Plaza Sul in exchange for a 22% stake in Shopping Penha and $29 million in cash. As a result of this transaction, Sonae Sierra Brasil increased its interest in Shopping Plaza Sul to 60% and decreased its interest in Shopping Penha to 51%. Shopping Plaza Sul consists of 248,000 square feet of gross leasable area and generated sales per square foot of $960 in 2011, while Shopping Penha is a 319,000 square foot shopping center also located in Sao Paulo that generated sales per square foot of $660 in 2011.

In January 2012, affiliates of the Company and The Blackstone Group L.P. (“Blackstone”) formed a joint venture which is expected to acquire a portfolio of 46 shopping centers currently owned by EPN Group (the “EDT Retail Portfolio”) valued at approximately $1.4 billion, including assumed debt of $640 million and at least $305 million of anticipated new financings. An affiliate of Blackstone will own 95% of the common equity of the joint venture and the remaining 5% interest will be owned by an affiliate of DDR. DDR is also expected to invest $150 million in preferred equity in the venture with a fixed dividend rate of 10%, and will continue to provide leasing and management services for the portfolio. In addition, DDR will have the right of first offer to acquire ten of the assets. The Company entered into forward sale agreements to issue 19.0 million of its common shares at a price of $12.95 per share and expects to use the net proceeds to fund its investment in the joint venture and to repay corporate debt. The Company expects the settlement of the forward sale agreements to be on or about June 29, 2012.

In January 2012, the Company completed $353 million in new long-term financings, comprised of a $250 million unsecured term loan (“Term Loan”) and a $103 million mortgage loan (“Mortgage Loan”). These financings address substantially all of the Company’s 2012 consolidated debt maturities. The Term Loan consists of a $200 million tranche that currently bears interest at a rate of LIBOR plus 210 basis points and matures on January 31, 2019; and a $50 million tranche that currently bears interest at a rate of LIBOR plus 170 basis points and matures on January 31, 2017. Borrowings on the Term Loan bear interest at LIBOR plus a margin based upon DDR’s long-term senior unsecured debt ratings. Additionally, the Company entered into interest rate swaps on the $200 million, seven-year tranche to fix the interest rate at 3.6%. Proceeds from the Term Loan were used to retire the remaining $180 million aggregate principal amount of convertible notes that matured in March 2012, to reduce the outstanding balances under the Company’s revolving credit facilities, and for general corporate purposes. The Mortgage Loan has a seven-year term and bears interest at 3.4%.

DISPOSITIONS

The Company sold six consolidated assets, aggregating approximately 0.4 million square feet, in the first quarter of 2012, generating gross proceeds of approximately $12.2 million. In addition, the Company sold $27.4 million of consolidated non-income producing assets of which the Company’s proportionate share was $20.9 million. The Company recorded an aggregate net gain of approximately $0.7 million related to asset sales in the first quarter of 2012.

In the first quarter of 2012, the Company’s unconsolidated joint ventures sold assets generating gross proceeds of approximately $5.2 million of which the Company’s proportionate share was $0.8 million. The aggregate gain for these transactions, including Sonae Sierra Brasil’s partial asset sale, was approximately $13.7 million of which the Company’s proportionate share was $2.9 million.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described below. The Company computes FFO in accordance with the NAREIT definition as affirmed by NAREIT on October 31, 2011. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed below is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, the ability of the joint venture between affiliates of the Company and Blackstone to successfully complete the acquisition of the EDT Retail Portfolio; local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended March 31, 2012. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2011. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 469 value-oriented shopping centers representing 119 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, May 2, 2012, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 866.510.0704 (domestic), or 617.597.5362 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 57201689. Access to the live call and replay will also be available through the Company’s website. The replay will be available through May 9, 2012.

DDR Corp.

Financial Highlights

(In thousands)

	Three-Month Periods Ended March 31,
	2012	2011
Revenues:
Minimum rents (A)	$131,862	$126,606
Percentage and overage rents (A)	1,610	1,882
Recoveries from tenants	43,365	44,014
Ancillary and other property income	6,199	6,898
Management, development and other fee income	11,754	11,751
Other (B)	581	1,120

	195,371	192,271

Expenses:
Operating and maintenance	34,343	35,479
Real estate taxes	25,559	25,221
Impairment charges (C)	13,517	3,856
General and administrative	19,012	29,378
Depreciation and amortization	60,306	53,122

	152,737	147,056

Other income (expense):
Interest income	1,841	2,799
Interest expense (D)	(56,746)	(57,298)
Loss on debt retirement, net (E)	(5,602)	—
Gain on equity derivative instruments	—	21,926
Other (expense) income, net (F)	(1,602)	1,341

	(62,109)	(31,232)

(Loss) income before earnings from equity method investments and other items	(19,475)	13,983
Equity in net income of joint ventures (G)	8,248	1,974
Impairment of joint venture investments (C)	(560)	(35)
Gain on change in control of interests	—	21,729
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(179)	(326)

(Loss) income from continuing operations	(11,966)	37,325
Loss from discontinued operations (H)	(3,580)	(1,085)

(Loss) income before gain (loss) on disposition of real estate	(15,546)	36,240
Gain (loss) on disposition of real estate, net of tax	665	(861)

Net (loss) income	(14,881)	35,379
Income attributable to non-controlling interests	(176)	(67)

Net (loss) income attributable to DDR	$(15,057)	$35,312

Preferred dividends	6,967	10,567

Net (loss) income applicable to common shareholders	$(22,024)	$24,745

Funds From Operations (“FFO”):
Net (loss) income applicable to common shareholders	$(22,024)	$24,745
Depreciation and amortization of real estate investments	58,447	53,803
Equity in net income of joint ventures (G)	(8,248)	(1,974)
Impairment of depreciable joint venture investments	560	35
Joint ventures’ FFO (G)	13,985	14,747
Non-controlling interests (OP Units)	48	16
Impairment of depreciable real estate assets, net of non-controlling interests	17,340	1,983
Gain on disposition of depreciable real estate, net	(360)	(400)

FFO applicable to common shareholders	$59,748	$92,955

Non-operating items, net (I)	7,058	(29,765)

Operating FFO	$66,806	$63,190

Earnings per share – Diluted (J)	$(0.08)	$0.01

Funds From Operations – Diluted (J)	$0.21	$0.27

Operating Funds From Operations – Diluted (J)	$0.24	$0.24

DDR Corp.

Financial Highlights

(In thousands)

Selected Balance Sheet Data

	March 31, 2012	December 31, 2011
Assets:
Real estate and rental property:
Land	$1,843,304	$1,844,125
Buildings	5,445,207	5,461,122
Fixtures and tenant improvements	389,344	379,965

	7,677,855	7,685,212
Less: Accumulated depreciation	(1,568,138)	(1,550,066)

	6,109,717	6,135,146
Land held for development and construction in progress	576,107	581,627
Real estate held for sale, net	8,025	2,290

Real estate, net	6,693,849	6,719,063

Investments in and advances to joint ventures	363,706	353,907
Cash	16,088	41,206
Restricted cash	23,127	30,983
Notes receivable, net	95,104	93,905
Receivables, including straight-line rent, net	104,830	117,463
Other assets, net	115,067	112,898

	$7,411,771	$7,469,425

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$75,968	$142,421
Unsecured debt	1,938,255	2,139,718
Unsecured term loan	250,000	—
Mortgage and other secured debt	1,872,694	1,822,445

	4,136,917	4,104,584
Dividends payable	40,269	29,128
Other liabilities	211,308	257,821

Total liabilities	4,388,494	4,391,533

Preferred shares	375,000	375,000
Common shares	27,756	27,711
Paid-in-capital	4,139,124	4,138,812
Accumulated distributions in excess of net income	(1,548,678)	(1,493,353)
Deferred compensation obligation	13,374	13,934
Accumulated other comprehensive income	3,720	(1,403)
Less: Common shares in treasury at cost	(13,249)	(15,017)
Non-controlling interests	26,230	32,208

Total equity	3,023,277	3,077,892

	$7,411,771	$7,469,425

DDR Corp.

Financial Highlights

(A)	The increase in base and percentage rental revenues for the three-month period ended March 31, 2012 is as follows (in millions):

Increase (decrease)
Comparable portfolio properties	$0.8
Acquisition of shopping centers	4.8
Development or redevelopment properties	(0.7)

$4.9

Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Straight-line rents	$0.4	$0.3

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Lease termination fees	$0.5	$0.6
Financing fees	—	0.4
Other miscellaneous	0.1	0.1

	$0.6	$1.1

(C)	The Company recorded impairment charges during the three-month periods ended March 31, 2012 and 2011, on the following (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Undeveloped land	$—	$3.8
Assets marketed for sale	13.5	—

Total continuing operations	13.5	3.8

Sold assets or assets held for sale	3.8	2.0

Total discontinued operations	3.8	2.0
Joint venture investments	0.6	—

Total impairment charges	$17.9	$5.8

(D)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Non-cash interest expense related to amortization of the debt discount	$3.2	$3.8

DDR Corp.

Financial Highlights

(E)	For the three months ended March 31, 2012, the Company repurchased $25.5 million of its 9.625% unsecured senior notes at a premium to par value.

(F)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Litigation-related expenses	$(0.7)	$(1.0)
Debt extinguishment costs, net	(0.3)	(0.2)
Settlement of lease liability obligation	—	2.6
Transaction and other expenses	(0.6)	(0.1)

	$(1.6)	$1.3

(G)	At March 31, 2012 and 2011, the Company had an investment in joint ventures, excluding consolidated joint ventures, in 172 and 191 shopping center properties, respectively.

(H)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Revenues	$1.3	$11.0

Operating expenses	0.7	4.3
Impairment charges	3.8	2.0
Interest, net	0.2	3.0
Depreciation and amortization	0.3	3.0

Total expenses	5.0	12.3

Loss before disposition of real estate	(3.7)	(1.3)
Gain on disposition of real estate, net	0.1	0.2

Loss from discontinued operations	$(3.6)	$(1.1)

(I)	The charges and gains excluded from Operating FFO for the three-month periods ended March 31, 2012 and 2011, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Non-cash impairment charges – non-depreciable consolidated assets	$—	$3.8
Loss on debt retirement, net	5.6	—
Other expense (income), net – litigation costs, debt extinguishment costs, lease liability settlement gain and other expenses	1.7	(1.3)
Equity in net income of joint ventures – currency adjustments and other expenses	0.1	(0.4)
(Gain) loss on disposition of non-depreciable real estate (land), net	(0.3)	1.0
Executive separation charge	—	10.7
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	(21.9)
Non-cash gain on change in control of interests	—	(21.7)

Total adjustments from FFO to operating FFO	$7.1	$(29.8)

DDR Corp.

Financial Highlights

(J)	The Company’s per share information is as follows:

	At March 31,
	2012	2011
Common shares outstanding	277.5	267.1
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended March 31,
	2012	2011

Earnings per common share:
Basic	$(0.08)	$0.10

Diluted	$(0.08)	$0.01

Basic – average shares outstanding	275.2	256.0

Diluted – average shares outstanding	275.2	262.6

Dividends Declared:	$0.12	$0.04

FFO per share:
Basic	$0.22	$0.36

Diluted	$0.21	$0.27

Weighted average common shares outstanding	277.2	258.2

Assumed conversion of OP Units	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	277.6	258.6

Assumed conversion of dilutive securities	2.5	6.6

FFO Weighted average common shares and OP Units – Diluted	280.1	265.2

Operating FFO:
Diluted	$0.24	$0.24

Operating FFO Weighted average common shares and OP Units – Diluted	280.1	265.2

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In thousands)

Combined condensed income statements

	Three-Month Periods Ended March 31,
	2012	2011
Revenues:
Minimum rents (A)	$122,344	$120,639
Percentage and overage rents	501	757
Recoveries from tenants	27,499	30,922
Other	19,588	16,243

	169,932	168,561
Expenses:
Operating and maintenance	39,366	39,341
Real estate taxes	17,954	19,087
Impairment charges (B)	1,347	—

Net operating income	111,265	110,133
Depreciation and amortization of real estate investments	42,910	47,323
Interest expense	58,182	57,051

Income before other items	10,173	5,759
Income tax expense	(6,029)	(6,144)

Income (loss) from continuing operations	4,144	(385)
Discontinued operations:
Income (loss) from operations	126	(306)
Loss on disposition	(139)	(863)

Income (loss) before gain on disposition of assets	4,131	(1,554)
Gain on disposition of assets	13,852	—

Net income (loss)	17,983	(1,554)
Non-controlling interests	(8,934)	(2,375)

Net income (loss) attributable to unconsolidated joint ventures	$9,049	$(3,929)

Net income at DDR’s ownership interests (C)	$10,180	$3,899

FFO at DDR’s ownership interests (D)	$13,985	$14,747

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In thousands)

Combined condensed balance sheets

	March 31, 2012	December 31, 2011

Land	$1,416,122	$1,400,469
Buildings	4,514,103	4,334,097
Fixtures and tenant improvements	196,940	189,940

	6,127,165	5,924,506
Less: Accumulated depreciation	(840,360)	(808,352)

	5,286,805	5,116,154
Land held for development and construction in progress (E)	137,979	239,036

Real estate, net	5,424,784	5,355,190
Cash and restricted cash	479,397	308,008
Receivables, including straight-line rent, net	102,493	108,038
Leasehold interests	9,136	9,136
Other assets, net	188,377	168,115

	$6,204,187	$5,948,487

Mortgage debt (F)	$3,925,260	$3,742,241
Notes and accrued interest payable to DDR	105,104	100,470
Other liabilities	229,941	214,370

	4,260,305	4,057,081
Accumulated equity	1,943,882	1,891,406

	$6,204,187	$5,948,487

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Straight-line rents	$0.9	$0.6
DDR’s proportionate share	0.2	0.1

(B)	For the three-month period ended March 31, 2012, impairment charges were recorded primarily on assets that are in the process of being marketed for sale of which the Company’s proportionate share of the charges was approximately $0.5 million.

(C)	Adjustments to the Company’s share of joint venture equity in net income primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Net loss	$(1.9)	$(1.9)

(D)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2012	2011
Net income (loss) attributable to unconsolidated joint ventures	$9.1	$(3.9)
(Gain) loss on sale of depreciable real estate	(13.7)	0.9
Impairment of depreciable real estate assets	1.3	—
Depreciation and amortization of real estate investments	45.3	47.8

FFO	$42.0	$44.8

FFO at DDR ownership interests	$14.0	$14.7

Operating FFO at DDR’s ownership interests (1)	$14.1	$14.3

DDR joint venture distributions received, net	$4.5	$26.9

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges included in equity in net income of joint ventures primarily related to foreign currency translation as disclosed on page 9 of this press release.

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(E)	Land held for development and construction in progress consists of the following (in millions):

	March 31, 2012	December 31, 2011
Company’s proportionate share	$45.2	$75.9

(F)	Mortgage debt consists of the following (in millions):

	March 31, 2012	December 31, 2011
Company’s proportionate share	$837.6	$772.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	48.1	48.1

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

FFO Reconciliation and Other Information

(In Millions, Except Per Share Information)

	Three Months Ended March 31,
	2012	2011
Funds From Operations:
Net (loss) income applicable to common shareholders	$(22.0)	$24.7
Depreciation and amortization of real estate investments	58.4	53.8
Equity in net income of joint ventures	(8.2)	(1.9)
Impairment of depreciable joint venture investments	0.6	—
Joint ventures’ FFO	14.0	14.7
Impairment of depreciable real estate assets, net of non-controlling interests	17.3	2.0
Gain on disposition of depreciable real estate, net	(0.4)	(0.3)

Funds From Operations Available to Common Shareholders	59.7	93.0
Preferred dividends	7.0	10.6

Funds From Operations	$66.7	$103.6

Funds From Operations Available to Common Shareholders	$59.7	$93.0
Reconciliation to Operating FFO:
Non-cash impairment charges - non-depreciable consolidated assets	—	3.8
Loss on debt retirement, net	5.6	—
Other expense (income), net - litigation costs, debt extinguishment costs, lease liability settlement gain and other expenses	1.7	(1.3)
Equity in net income of joint ventures - currency adjustments and other expenses	0.1	(0.4)
(Gain) loss on disposition of non depreciable real estate (land), net	(0.3)	1.0
Executive separation charge	—	10.7
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	(21.9)
Non-cash gain on change in control of interests	—	(21.7)

Total non-operating items	$7.1	$(29.8)

Operating FFO Available to Common Shareholders	$66.8	$63.2

Per Share Information:
Funds From Operations - diluted	$0.21	$0.27
Operating FFO - diluted	$0.24	$0.24

Common Shares and OP Units:
Outstanding	277.9	267.5
Weighted average - diluted (FFO & OFFO)	280.1	265.2

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Additional Financial Disclosures

(In Millions, Except Per Share Information)

	Three Months Ended March 31,
	2012	2011
Dividends / Payout Ratio:
Common share dividends and operating partnership interests - per share	$0.12	$0.04
Common share dividends and operating partnership interests - declared	$33.3	$10.7
Dividend payout ratio	49.9%	16.9%

Revenues:
DDR revenues	$196.7	$203.3
Joint venture & managed revenues	207.3	208.8

Total revenues (1)	$404.0	$412.1

G&A Expenses (2)	$19.0	$18.7

G&A Expenses as % of Total Revenues (2)	4.7%	4.5%

Net Operating Income:
DDR net operating income	$136.2	$138.3
Joint venture net operating income (at 100%)	112.8	109.1

Total net operating income (1)	$249.0	$247.4

Real Estate at Cost:
DDR real estate at cost	$8,282.3	$8,496.7
Joint venture real estate at cost (at 100%)	6,265.1	6,651.6

Total real estate at cost	$14,547.4	$15,148.3

Non-Cash Disclosures (Income) / Expense:
Below market rent revenue (3)	$(0.6)	$(0.2)
Straight-line rent revenue	(0.4)	(0.3)
Joint venture straight-line rent revenue	(0.9)	(0.6)
DDR’s prorata share of straight-line rent revenue	(0.2)	(0.1)
Straight-line ground rent expense (3)	0.3	0.5
Debt premium amortization revenue (3)	(0.9)	(0.5)
Convertible debt accretion expense	3.2	3.8

(1)	Includes activities from discontinued operations.
(2)	The 2011 results exclude an executive separation charge of $10.7 million. Including this charge, G&A expenses were approximately 7.1% of total revenues for the three months ended March 31, 2011.
(3)	Prorata share of joint venture is deminis.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

	Three Months Ended
(In Millions)	March 31, 2012	December 31, 2011
Debt / EBITDA - Consolidated
EBITDA:
Net (loss) income attributable to DDR	$(15.1)	$5.2

Adjustments:
Impairment charges	13.5	26.5
Executive separation charge	—	1.4
Depreciation and amortization	60.3	59.2
Depreciation attributable to non-controlling interests	(0.1)	(0.1)
Interest expense	56.7	57.5
Interest expense attributable to non-controlling interests	(0.1)	(0.2)
Gain on change in control of interests and sale of interests	—	(2.5)
Other expenses, net	1.6	0.1
Equity in net (income) loss of joint ventures	(8.2)	2.2
Impairment of joint venture investments	0.6	1.3
Loss on debt retirement, net	5.6	—
Income tax expense	0.2	—
EBITDA adjustments from discontinued operations (1)	4.3	(26.4)
(Gain) loss on disposition of real estate, net	(0.7)	1.4

EBITDA before JVs	118.6	125.6
Pro rata share of JV FFO, net of interest expense	14.0	14.2
Pro rata share of JV gain/loss on foreign currency adjustments and other	0.1	(0.5)

EBITDA Consolidated	$132.7	$139.3
EBITDA Consolidated - Annualized	$530.8	$557.2

Consolidated indebtedness	$4,136.9	$4,104.6
Non-controlling interests’ share of consolidated debt	(21.2)	(21.7)
Adjustment to reflect convertible debt at face value	39.8	43.0
Adjustment to reflect assumed debt at face value	(12.4)	(13.4)

Total consolidated indebtedness	4,143.1	4,112.5
Cash and restricted cash, net of non-controlling interests	(38.5)	(65.5)

Total Consolidated Indebtedness, net of Cash	$4,104.6	$4,047.0

Debt / EBITDA - Consolidated	7.73	7.26

Debt / EBITDA - Pro rata
EBITDA before JVs	$118.6	$125.6
Pro rata share of JV EBITDA	26.3	27.3

EBITDA including Pro rata Share of JVs	$144.9	$152.9
EBITDA including Pro rata Share of JVs - Annualized	$579.6	$611.6

Total consolidated indebtedness, net of cash	$4,104.6	$4,047.0
Pro rata share of JV debt (2)	837.4	772.7

Total pro rata indebtedness	4,942.0	4,819.7
Pro rata share of JV cash and restricted cash	(149.3)	(93.8)

Pro rata Indebtedness, net of Cash	$4,792.7	$4,725.9

Debt / EBITDA - Pro rata	8.27	7.73

	X.XXX.XX	X.XXX.XX
(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$3.8	$19.6
Interest expense, net	0.1	0.8
Depreciation and amortization	0.3	1.1
Gain on disposition of real estate, net	(0.1)	(55.6)
Debt extinguishment costs and other	0.2	7.7

	$4.3	$(26.4)

(2)

Includes $48.1 million at both March 31, 2012 and December 31, 2011 of the Company’s pro rata share of non-recourse debt associated with equity method JVs for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Consolidated base rental revenue includes income from ground leases of $5.4 million for the three months ended March 31, 2012.

General and Administrative Expenses

•

General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the three months ended March 31, 2012, the Company expensed $2.2 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized on a straight-line basis over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

	Three Months Ended March 31,
Capitalized Costs (In Millions)	2012	2011
Interest expense	$3.1	$3.0
Construction administration costs	$2.3	$2.3

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the three months ended March 31, 2012, the Company expensed $0.7 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are generally reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Other Real Estate Information

Total Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures:

Capital Expenditures (In Millions)	Consolidated Three Months Ended March 31, 2012	Unconsolidated at Prorata Three Months Ended March 31, 2012
Leasing	$9.2	$1.3
Maintenance	1.0	—

Total Capital Expenditures	$10.2	$1.3

Per Square Foot of Owned GLA
Leasing	$0.19	$0.23
Maintenance	0.02	—

Total Capital Expenditures	$0.21	$0.23

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.
•

At December 31, 2011, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2011.

Non-Income Producing Assets

•

There are six consolidated shopping centers and the Company’s corporate headquarters, which total 0.7 million square feet with a land and building cost basis of approximately $100 million, considered non-incoming producing at March 31, 2012.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Joint Venture Investment Summary (1)

($ and GLA in millions; all values at 100%)

Legal Name	Partner	DDR Ownership %	# of Operating Properties		GLA	ABR	Gross Asset Book Value	Debt
Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	40		11.5	$132.0	$1,994.8	$1,164.0
DDR Domestic Retail Fund I	Various Institutional Investors	20%	60		8.2	88.1	1,444.7	930.6
Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3%	11		4.1	146.8	867.6	392.3
DDR-SAU Retail Fund, LLC	State of Utah	20%	27		2.4	23.4	307.2	183.1
DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.6	206.2	148.8
DDRA Community Centers Five, L.P.	DRA Advisors	50%	3		1.3	18.8	184.1	209.6
Other Unconsolidated JV Interests	Various	Various	18		2.7	26.8	276.1	184.0

			172		31.8	$451.5	$5,280.7	$3,212.4

Unconsolidated Joint Ventures—Other Investments
Coventry II Joint Ventures	Coventry II Fund	10%-20%	47	(2)	5.9	56.5	$861.4	$626.9
Other Unconsolidated Interests	EPN	0%	7	(3)	0.8	8.7	123.0	86.0

Total Unconsolidated Joint Ventures			226		38.5	$516.7	$6,265.1	$3,925.3

(1)	DDR’s investment in JVs may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	Includes 41 assets in which the Company does not have an economic interest and one asset in which development was suspended. Effective January 1, 2012, these assets are no longer managed by DDR.
(3)	Represents 7 of the 46 EPN shopping centers that are expected to be acquired through a joint venture agreement with Blackstone in June 2012.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

For the Three Months Ended March 31, 2012

	Total Unconsolidated JVs(1)	DDR’s Pro rata Share(1)
Revenues:
Minimum rents	$122.3	$26.8
Percentage and overage rents	0.5	—
Recoveries from tenants	27.5	5.3
Other	19.6	6.3

	169.9	38.4
Expenses:
Operating and maintenance	(39.4)	(8.1)
Real estate taxes	(18.0)	(3.5)
Impairment charges	(1.3)	(0.2)

Net operating income	111.2	26.6	(3)
Depreciation and amortization expense	(42.9)	(8.1)
Interest expense	(58.2)	(10.8)

Income before other items	10.1	7.7
Income tax expense	(6.0)	(2.0)

Income from continuing operations	4.1	5.7
Discontinued operations:
Income from operations	0.1	—
Loss on disposition	(0.1)	—

Income before gain on disposition of assets	4.1	5.7
Gain on disposition of assets	13.9	4.5
Disproportionate share of income (loss)	—	—	(2)(3)

Net Income	$18.0	$10.2
Non-controlling interests	(8.9)	(3.0)

Net Income attributable to unconsolidated joint ventures	$9.1	$7.2
DDR ownership interests	10.2	10.2
Amortization of basis differential	(1.9)	—

	$8.3	$10.2

Funds From Operations:
Net Income attributable to unconsolidated joint ventures	$9.1	$7.2
Depreciation of real property	45.3	8.9
Gain on disposition of depreciable real estate	(13.7)	(4.5)
Impairments of depreciable real estate	1.3	0.2
Disproportionate share of income	—	2.2	(2)

	$42.0	$14.0

FFO at DDR ownership interests	$14.0

Operating FFO at DDR ownership interests	$14.1

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)	DDR’s pro rata share of NOI including discontinued operations and promoted equity structures and minority interests is $26.3 million for the three-month period ended March 31, 2012.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	Total Unconsolidated JVs (1)
	March 31, 2012		December 31, 2011
Land	$1,416.1		$1,400.5
Buildings	4,514.1		4,334.1
Fixtures and tenant improvements	196.9		190.0

	6,127.1		5,924.6
Less: Accumulated depreciation	(840.3)		(808.3)

	5,286.8		5,116.3
Land held for development and construction in progress	138.0		239.0

Real estate, net	5,424.8		5,355.3
Cash and restricted cash	479.4		308.0
Receivables, including straight-line rent, net	102.5		108.0
Leasehold interests	9.1		9.1
Other assets, net	188.4		168.1

	$6,204.2		$5,948.5

Mortgage debt	$3,925.3	(3)	$3,742.2	(3)
Notes and accrued interest payable to DDR	105.1		100.5
Other liabilities	229.9		214.4

	4,260.3		4,057.1
Accumulated equity	1,943.9		1,891.4

	$6,204.2		$5,948.5

	DDR’s Pro rata Share (1)
	March 31, 2012		December 31, 2011
Land	$279.9		$274.4
Buildings	950.9		893.1
Fixtures and tenant improvements	48.8		47.4

	1,279.6		1,214.9
Less: Accumulated depreciation	(188.1)		(181.8)

	1,091.5		1,033.1
Land held for development and construction in progress	45.2		75.9

Real estate, net	1,136.7		1,109.0

Cash and restricted cash	149.3		93.8
Receivables, including straight-line rent, net	26.5		27.5
Leasehold interests	1.8		1.8
Other assets, net	40.0		40.5
Disproportionate share of equity	(17.6	)(2)	(18.4	)(2)

	$1,336.7		$1,254.2

Mortgage debt	$837.6	(3)	$772.9	(3)
Notes and accrued interest payable to DDR	12.5		12.0
Other liabilities	54.3		49.9

	904.4		834.8
Accumulated equity	445.1		433.0
Disproportionate share of equity	(12.8	)(2)	(13.6	)(2)

	$1,336.7		$1,254.2

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)

Includes approximately $300.2 million and $300.3 million of mortgage debt at March 31, 2012 and December 31, 2011, respectively, of which the Company’s prorata share of non-recourse mortgage debt is $48.1 million, for both periods, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Summary of Property Acquisitions

($ in Millions, GLA in Thousands of SF)

	$xxxxx	$xxxxx	$xxxxx	$xxxxx	$xxxxx
Date	Location	Property	DDR Own. %	Total GLA	Aggregate Pro rata Price
3/12	Tinley Park, IL	Brookside Marketplace	100%	560.7	$47.4

				560.7	$47.4

Summary of Property Dispositions

($ in Millions, GLA in Thousands of SF)

	$xxxxx	$xxxxx	$xxxxx	$xxxxx	$xxxxx		$xxxxx
Date	Location	Joint Venture	DDR Own. %	Total GLA	Gross Price		Relinquished Debt
1/12	West Seneca, NY		100%	62.9	$2.5		$—
1/12	Concord, NC		100%	10.9	1.7		—
2/12	Connellsville, PA		100%	10.9	3.0		—
2/12	Tiffin, OH		100%	185.8	0.8		—
2/12	Barboursville, WV		100%	70.9	1.6		—
2/12	Tampa, FL	DDRTC	15%	28.5	4.0		—
3/12	Fort Worth, TX		100%	10.9	2.7		—
Various	Various		100%	—	28.5	(1)	—

				380.8	$44.8		$—

(1)	This includes the proceeds from the sale of land that was acquired for development in Yaroslavl, Russia.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Summary of Consolidated

Land Held for Development and Construction in Progress

($ In Millions, GLA in Thousands of SF)

	As of March 31, 2012			2012 Activity
	Land	CIP	Total	Net Expenditures YTD	Net Projected Expenditures 2Q-4Q12 (1)	Placed In Service YTD	To Be Placed In Service 2Q-4Q12
Ground up Development Projects Primarily on Hold	$280.8	$150.8	$431.6	$(29.2)	$(76.7)	$—	$—
Substantially Completed Projects Pending Lease Up	32.5	33.8	66.3	(1.5)	0.7	—	2.2
Redevelopment Projects	18.5	53.9	72.4	18.4	104.2	7.1	112.2
Leasing Capital Expenditures	—	5.8	5.8	9.2	17.1	6.8	20.0

Total	$331.8	$244.3	$576.1	$(3.1)	$45.3	$13.9	$134.4

Summary of Significant Consolidated Redevelopment Projects

Location	Project	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors Associated with Redevelopments
Denver, CO	Tamarac Square	151.3	11.5	$2.1	$3.8	$1.7	Target

Littleton, CO	Aspen Grove	46.7	46.7	13.6	1.1	—	Alamo Drafthouse Cinema

Miami (Plantation), FL	The Fountains	273.4	273.4	58.9	52.2	41.6	Kohl’s, Dick’s Sporting Goods, Marshalls/HomeGoods, Total Wine

Bayamon, PR	Rexville Plaza	43.8	43.8	7.4	3.7	—	CVS, Marshalls

Hatillo, PR	Plaza Del Norte	88.5	88.5	9.1	5.5	4.1	JC Penney expansion, PetSmart Rooms to Go, TJ Maxx

Charleston, SC	Ashley Crossing	124.4	124.4	8.9	5.9	5.1	Kohl’s, Marshalls, Shoe Carnival

San Antonio, TX (2)	Terrell Plaza	225.7	90.8	12.0	8.1	0.5	Target

Midvale, UT	Family Center at Ft. Union	82.7	78.7	11.3	2.7	2.6	Dick’s Sporting Goods

Riverdale, UT	Family Center at Riverdale	88.2	88.2	5.4	1.4	—	Best Buy, Gordmans

		1,124.7	846.0	$128.7	$84.4	$55.6

CIP for projects listed above:						$28.8
CIP for other Redevelopment Projects:						43.6

Total amount included in CIP at March 31, 2012 for Redevelopment Projects:						$72.4

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Consolidated 50% Joint Venture

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Summary of Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA in Thousands of SF)

	As of March 31, 2012			2012 Activity
	Land	CIP	Total	Net Expenditures YTD	Net Projected Expenditures 2Q-4Q12 (1)	Placed In Service YTD	To Be Placed In Service 2Q-4Q12 (1)
Substantially Completed Ground Up Developments	$—	$—	$—	$13.3	$2.0	$108.2	$2.0
Ground up Development Projects in Progress	35.4	91.7	127.1	17.2	139.2	—	—
Substantially Completed Projects Pending Lease Up	2.0	0.3	2.3	1.4	7.8	20.2	8.0
Redevelopment Projects	—	1.3	1.3	4.4	11.4	8.1	11.7
Leasing Capital Expenditures	—	7.3	7.3	9.5	30.7	6.2	38.5

Total	$37.4	$100.6	$138.0	$45.8	$191.1	$142.7	$60.2

Summary of Significant Joint Venture Substantially Completed Development Projects

Location	Project	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors Associated with Redevelopments
Uberlandia, Brazil	Patio Uberlandia	33.3%	488.1	488.1	103.5	108.2	108.2	Walmart, Cinemark, Centuaro, Leroy Merlin, Renner, Fast Shop, Kalunga, Livraria Leitura, Memove, Le Biscuit, Ponto Frio, Le Lis Blanc

			488.1	488.1	$103.5	$108.2	$108.2

Summary of Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Major Anchors Associated with Redevelopments
Goiania, Brazil	Passeio Das Aguas	33.3%	806.4	806.4	$210.1	$43.5	$—	Bretas, Cinemark, Magic Games

Londrina, Brazil	Boulevard Londrina	28.2%	518.2	518.2	158.4	83.6	—	Walmart, Cinemark, Centuaro, Magazine Luiza, Kalunga, Luiggi Bertolli, Renner, Saraiva, Memove. PB Kids

			1,324.6	1,324.6	$368.5	$127.1	$—

Total Land Held for Development and CIP for Ground up Development Projects in Progress at March 31, 2012:							$127.1
(1)	Includes receipts and expected future reductions from land sales and reimbursements.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Ground up Development Projects Primarily on Hold

MSA (Location)	DDR’s Effective Own. %	Total Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	24.8
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	31.6
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Isabela, Puerto Rico	80%	11.1
Toronto (East Gwillimbury—Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury—Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury—Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Other Misc. Land (6 sites)	100%	Various

		830.3

		(In Millions)
Total Ground up Development Projects Primarily on Hold at March 31, 2012:		$431.6	(1)

(1)	Includes partners’ ownership interests of $89.7 million.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Portfolio Summary

(GLA in millions)

Shopping Centers (Economic Interest)
Operating Centers	420
Owned GLA (at 100%)	75.7
Additional Ground Lease GLA	4.3
Additional Unowned GLA	22.6
Base Rent PSF	$14.08
Leased Rate (at 100%)	93.7%
Commenced Rate (at 100%)	91.7%
Leased Rate (at Pro Rata)	94.4%

Prime Portfolio (Subset of Economic Interest)
Operating Centers	258
Owned GLA (at 100%)	58.7
Additional Ground Lease GLA	3.8
Additional Unowned GLA	18.8
Base Rent PSF	$15.17
Leased Rate (at 100%)	95.2%
% of Total NOI (T12)	89.0%

Shopping Centers (No Economic Interest)
Operating Centers	49
Owned GLA	10.4
Additional Ground Lease GLA	0.9
Additional Unowned GLA	4.6

Brazil Portfolio (Subset of Economic Interest)
Operating Centers (Developments)	11 (2)
Owned GLA (at 100%)	4.1
Additional Ground Lease GLA	0.2
Additional Unowned GLA	0.2
Additional Development GLA	1.3
Base Rent PSF	$36.84
Leased Rate (at 100%)	98.5%
% of Pro Rata NOI (T12)	8.4%

Puerto Rico Portfolio (Subset of Economic Interest)
Operating Centers	15
Owned GLA (at 100%)	4.0
Additional Ground Lease GLA	0.7
Additional Unowned GLA	0.3
Base Rent PSF	$18.92
Leased Rate (at 100%)	96.5%
% of Pro Rata NOI (T12)	15.4%

Business Centers
Operating Centers	4
Owned GLA (at 100%)	0.3

Same Store NOI (1)

($ in millions)

At 100%	1Q12	1Q11	Change
Same Store NOI	$208.0	$202.1	2.9%
Non Same Store NOI	40.1	39.6

	$248.1	$241.7

Reconcilation to Income Statement
	1Q12	1Q11
Consolidated at 100%
Revenues	$195.4	$192.3
Operating & Maintenance	(34.3)	(35.5)
Real Estate Taxes	(25.6)	(25.2)

	135.5	131.6

Unconsolidated at 100%
Revenues	169.9	168.6
Operating & Maintenance	(39.4)	(39.3)
Real Estate Taxes	(18.0)	(19.1)

	112.6	110.1

Total at 100%	$248.1	$241.7

At DDR Share	1Q12	1Q11	Change
Same Store NOI	$127.7	$124.8	2.3%
Non Same Store NOI	34.2	32.3

	$161.9	$157.1

Reconcilation to Income Statement
	1Q12	1Q11
Consolidated at DDR Share
Consolidated at 100%	$135.5	$131.6
JV Share of Cons. NOI	(0.4)	(0.3)

	135.1	131.2

Unconsolidated at DDR Share
Revenues	38.4	37.5
Expenses	(8.1)	(7.9)
Real Estate Taxes	(3.5)	(3.7)

	26.8	25.9

Total at DDR Share	$161.9	$157.1

(1)

Excludes development, redevelopment, straight line rental income and expenses, lease termination income, and provisions for uncollectible amounts and/or recoveries thereof; includes assets owned in comparable periods (15 months for quarter comparisons and 24 months for full year comparisons).

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Lease Expiration Schedule (at 100%)

	Greater than 10,000 SF
Year	Leases	ABR (mil)	Rent PSF	% of ABR
2012	81	$26.3	$9.78	2.8%
2013	161	42.4	9.16	4.6%
2014	195	60.1	9.44	6.5%
2015	179	55.5	9.49	6.0%
2016	212	68.2	10.61	7.3%
2017	160	63.2	10.29	6.8%
2018	74	28.9	10.18	3.1%
2019	94	41.4	11.94	4.5%
2020	71	25.3	10.70	2.7%
2021	94	40.1	10.71	4.3%

2012-2021	1,321	$451.3	$10.23	48.6%
Total Rent Roll	1,460	$514.4	$10.16	55.4%

Less than 10,000 SF
Leases	ABR (mil)	Rent PSF	% of ABR
1,072	$59.0	$30.17	6.4%
1,266	67.8	23.58	7.3%
1,213	66.7	27.71	7.2%
961	56.5	25.59	6.1%
1,007	63.2	26.28	6.8%
548	35.5	28.19	3.8%
154	14.2	26.00	1.5%
102	8.9	25.49	1.0%
109	8.8	22.90	0.9%
152	12.2	24.37	1.3%

6,584	$392.8	$26.03	42.3%
6,917	$413.7	$26.14	44.6%

Annual Metrics (at 100%)

Period Ending	Centers	Leased Rate	ABR PSF
Q1 2012	420	93.7%	$14.08
YE 2011	432	93.6%	13.81
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate Breakdown (at 100%)

SF	Leased Rate	% of GLA	% of Vacancy
< 2,499	83.6%	8.7%	22.4%
2,500-4,999	83.3%	8.4%	22.1%
5,000-9,999	86.7%	9.0%	18.9%
10,000-19,999	95.0%	10.1%	7.9%
> 20,000	97.2%	63.8%	28.7%

Total	93.7%	100.0%	100.0%

Portfolio Concentration (at 100%)

	% of ABR	MSF	% of GLA
Brazil	15.2%	4.3	5.3%
Georgia	9.1%	8.9	11.1%
Florida	8.8%	8.8	10.9%
Puerto Rico	8.2%	4.7	5.9%
New York	6.3%	6.4	8.0%
North Carolina	6.2%	5.3	6.7%
Ohio	5.8%	5.7	7.1%
New Jersey	4.9%	3.2	4.0%
Pennsylvania	3.3%	2.8	3.5%
Illinois	2.9%	1.9	2.4%

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Leasing Summary

($, GLA in thousands, except per square foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Vacant < 1 Year”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

First Quarter 2012 at 100%

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	63	240	$18.17	$4,366	$17.14	$4,118	6.0%	7.7	$3.85
Non-comp	102	584	13.61	7,943	N/A	N/A	N/A	7.4	12.87

New Leases - Total	165	824	14.94	12,309	N/A	N/A	6.0%	7.5	10.39
Renewals	343	2,178	15.10	32,887	14.33	31,200	5.4%	5.2	0.11

Total	508	3,002	$15.06	$45,196	$14.61	$35,318	5.5%	5.8	$3.06

First Quarter 2012 at Pro Rata Share

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	63	204	$15.13	$3,090	$13.88	$2,835	9.0%	7.9	$3.41
Non-comp	102	427	13.20	5,637	N/A	N/A	N/A	7.1	12.21

New Leases - Total	165	631	13.82	8,727	N/A	N/A	9.0%	7.4	9.41
Renewals	343	1,533	11.59	17,770	10.94	16,775	5.9%	4.6	0.15

Total	508	2,164	$12.24	$26,497	$11.29	$19,610	6.4%	5.4	$2.89

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Net Effective Rents Related to Leased Space (Owned Properties)

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

	Three Months Ended 3/31/2012	2011 Total / Average
Number of lease transactions executed	508	1,902
Rentable square footage leased (in thousands)	3,002	10,224
Square footage of renewal deals (in thousands)	2,178	6,448
Square footage of new deals (in thousands)	824	3,775
Renewed square footage (% of total)	72.6%	63.1%
New leases square footage (% of total)	27.4%	36.9%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$15.60	$16.30
Tenant allowance	(1.30)	(1.64)
Landlord work	(1.34)	(0.70)
Third party leasing commissions	(0.25)	(0.28)
Rent concessions	—	—

Equivalent net effective rent	$12.71	$13.68

Weighted average term in years	7.5	8.2

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$15.38	$14.81
Tenant allowance	(0.02)	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$15.36	$14.81

Weighted average term in years	5.2	4.8

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Top 40 Tenants Ranked by Base Rental Revenue

($ and GLA in Millions)

		# of Units		ABR			GLA		Credit Ratings
	Tenant	Owned	Total	at 100%	% of Total	Prorata	at 100%	% of Total	(S&P/Mdy’s/Fitch)
1	Walmart[1]	32	82	$31.4	3.2%	$26.2	4.6	5.7%	AA / Aa2 / AA
2	TJX Companies[2]	65	82	20.6	2.1%	14.8	2.0	2.5%	A / A3 / NR
3	PetSmart	63	81	18.8	1.9%	13.6	1.4	1.7%	BB+ / NR / NR
4	Kohl’s	26	42	17.0	1.8%	10.8	2.3	2.9%	BBB+ / Baa1 / BBB+
5	Publix	42	45	16.7	1.7%	4.3	1.9	2.4%	NR
6	Bed Bath & Beyond[3]	43	53	15.1	1.6%	11.9	1.3	1.6%	BBB+ / NR / NR
7	Michael’s	53	60	14.8	1.5%	10.4	1.2	1.5%	B / B3 / NR
8	Best Buy	23	34	13.6	1.4%	9.1	1.0	1.2%	BBB- / Baa2 / BBB-
9	AMC Theaters	7	10	12.8	1.3%	5.5	0.6	0.7%	B / B2 / B
10	Dick’s Sporting Goods	23	32	12.8	1.3%	7.5	1.1	1.4%	NR
11	Kroger	30	31	12.3	1.3%	5.9	1.7	2.1%	BBB / Baa2 / BBB
12	Ross Stores	39	43	12.0	1.2%	6.9	1.2	1.5%	BBB+ / NR / NR
13	Tops Markets	16	17	11.8	1.2%	6.7	1.0	1.2%	B / NR / NR4
14	OfficeMax	40	51	11.1	1.1%	8.2	0.9	1.1%	B- / B1 / NR
15	Gap[5]	43	52	10.5	1.1%	7.5	0.7	0.9%	BB+ / Baa3 / BBB-
16	Lowe’s	12	33	9.8	1.0%	9.1	1.6	2.0%	A- / A3 / NR
17	Staples	33	35	9.1	0.9%	6.5	0.7	0.9%	BBB / Baa2 / BBB
18	Regal Cinemas	11	13	9.0	0.9%	6.5	0.6	0.7%	B+ / B3 / B+
19	Barnes & Noble	23	27	8.6	0.9%	5.7	0.6	0.7%	NR
20	Cinemark	11	13	8.1	0.8%	6.0	0.5	0.6%	BB- / NR / NR

	Top 20 Tenants	635	836	$275.9	28.5%	$183.1	26.9	33.6%

21	Sears[6]	26	29	$7.6	0.8%	$5.4	2.2	2.7%	CCC+ / B3 / CCC
22	JoAnn Fabric	24	33	7.5	0.8%	5.9	0.7	0.9%	B / B2 / NR
23	Dollar Tree Stores	77	88	7.4	0.8%	5.2	0.7	0.9%	NR
24	Petco	29	31	6.8	0.7%	4.5	0.4	0.5%	B / B2 / NR
25	Home Depot	8	37	6.5	0.7%	6.3	0.9	1.1%	A- / A3 / A-
26	Toys R Us7	21	32	6.4	0.7%	5.6	0.8	1.0%	B / B1 / B
27	Rite Aid	25	25	6.1	0.6%	5.8	0.3	0.4%	B- / Caa2 / B-
28	Sports Authority	12	16	5.8	0.6%	5.6	0.5	0.6%	B- / NR / NR
29	Amscan Holdings[8]	30	37	5.6	0.6%	3.8	0.4	0.5%	NR
30	Ascena[9]	50	57	5.6	0.6%	4.0	0.3	0.4%	NR
31	DSW	13	19	5.5	0.6%	3.6	0.3	0.4%	NR
32	Royal Ahold[10]	5	5	5.3	0.5%	1.9	0.3	0.4%	BBB / Baa3 / BBB
33	Ulta	22	25	5.0	0.5%	3.5	0.2	0.2%	NR
34	Pier 1 Imports	26	37	5.0	0.5%	3.4	0.3	0.4%	NR
35	Hobby Lobby	13	16	4.9	0.5%	3.0	0.7	0.9%	NR
36	Beall’s	18	21	4.7	0.5%	2.3	0.7	0.9%	NR
37	Giant Eagle	6	7	4.4	0.5%	2.7	0.5	0.6%	NR
38	Brown Shoe Co.[11]	31	40	4.4	0.5%	3.2	0.2	0.2%	B / B2 / BB+
39	Office Depot	15	21	4.4	0.5%	3.0	0.4	0.5%	B- / B2 / NR
40	Gamestop	96	107	4.3	0.4%	3.3	0.2	0.2%	NR / Ba1 / NR

	Tenants 21-40	547	683	$113.2	11.7%	$82.0	11.0	13.7%

	Top 40 Tenants	1,182	1,519	$389.1	40.2%	$265.1	37.9	47.3%

	Total Portfolio			$968.4	100.0%	$613.9	80.1	100.0%

(1)	Walmart (27) / Sam’s Club (5)
(2)	TJ Maxx (32) / Marshalls (24) / Homegoods (9)
(3)	Bed Bath & Beyond (38) / Others (5)
(4)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB
(5)	Gap (4) / Old Navy (36) / Banana Republic (3)
(6)	Sears (4) / Kmart (20) / Others (2)
(7)	Toys R Us (6) / Babies R Us (15)
(8)	Party City (23) / Others (7)
(9)	Dress Barn (21) / Justice (20) / Maurice’s (9)
(10)	Stop N Shop (4) / Martin’s (1)
(11)	Famous Footwear (29) / Others (2)

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Total Market Capitalization

(In Millions)

	March 31, 2012		December 31, 2011
	Amount	% of Total	Amount	% of Total
Common Shares Equity	$4,057.2	48%	$3,375.3	43%
Perpetual Preferred Stock	375.0	4%	375.0	5%

	4,432.2	52%	3,750.3	48%

Unsecured Credit Facilities	76.0	1%	142.4	2%
Unsecured Term Loan	250.0	3%	—	—
Unsecured Public Debt	1,978.1	22%	2,182.7	28%
Secured Term Loan	500.0	6%	500.0	6%
Fixed Rate Mortgage Debt	1,270.8	15%	1,218.1	15%
Variable Rate Mortgage Debt	89.4	1%	91.0	1%

	4,164.3	48%	4,134.2	52%

Total	$8,596.5	100%	$7,884.5	100%

Debt to Market Capitalization	48.4%		52.4%

Common Shares Outstanding (millions)	277.5		276.9
Operating Partnership Units (millions)	0.4		0.4
Market Value per Share	$14.60		$12.17
Accretion on Convertible Notes (excluded above)	$39.8		$43.0
Partners’ Share of Consolidated Debt (included above)	$21.2		$21.7
DDR Share of Unconsolidated Debt (excluded above)	$837.6		$772.9

Credit Ratings

	Debt Rating	Outlook
Moody’s	Baa3	Stable
Fitch	BB+	Stable
S&P	BB+	Positive

Public Debt Covenants

(Actuals for Twelve Months Ending March 31, 2012)

	Covenant Threshold	Actual Covenant
Total Debt to Real Estate Assets Ratio	not to exceed 65%	48%
Secured Debt to Assets Ratio	not to exceed 40%	21%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	222%
Fixed Charge Coverage Ratio	at least 1.5x	1.8x

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Summary of Consolidated Debt

(In Millions)

Total Debt Outstanding	March 31, 2012 Aggregate	March 31, 2012 DDR Pro Rata Share	March 31, 2012 DDR Pro Rata Wtd. Avg. Interest	December 31, 2011 Aggregate	December 31, 2011 DDR Pro Rata Share
Unsecured Credit Facilities	$76.0	$76.0	2.66%	$142.4	$142.4
Unsecured Term Loan	250.0	250.0	3.30%	—	—
Unsecured Public Debt	1,938.3	1,938.3	6.11%	2,139.7	2,139.7
Secured Term Loan	500.0	500.0	2.10%	500.0	500.0
Fixed Rate Mortgage Loans	1,270.8	1,260.9	5.52%	1,218.1	1,208.2
Variable Rate Mortgage Loans	89.4	78.1	2.01%	91.0	79.2

Subtotal	4,124.5	4,103.3	5.00%	4,091.2	4,069.5
Fair Market Value Adjustment	12.4	12.4	—	13.4	13.4

Total	$4,136.9	$4,115.7	5.00%	$4,104.6	$4,082.9

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total	DDR Pro Rata Share
2012	$19.7	$12.5	$223.5	$255.7	$255.7
2013	26.2	392.1	—	418.3	418.3
2014	24.7	303.0	—	327.7	327.7
2015	21.9	540.2	503.0	1,065.1	1,065.1
2016	19.6	48.9	350.5	419.0	407.7
2017	19.9	0.3	350.0	370.2	370.2
2018	14.7	75.4	382.2	472.3	472.3
2019	8.2	169.3	200.0	377.5	377.5
2020	5.5	40.3	300.0	345.8	345.8
2021	4.1	82.3	—	86.4	86.4
2022 and beyond	0.1	31.3	—	31.4	21.5
Unsecured debt discount	—	—	(44.9)	(44.9)	(44.9)

Total	$164.6	$1,695.6	$2,264.3	$4,124.5	$4,103.3

Percentage of Total Debt	March 31, 2012	December 31, 2011
Fixed	85.1%	87.0%
Variable	14.9%	13.0%

Recourse to DDR	68.4%	69.5%
Non-recourse to DDR	31.6%	30.5%

(1)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	March 31, 2012 Aggregate		March 31, 2012 DDR Pro Rata Share		March 31, 2012 DDR Pro Rata Wtd. Avg. Interest	December 31, 2011 Aggregate	December 31, 2011 DDR Pro Rata Share
Fixed Rate Mortgage Loans	$3,053.6		$641.3		5.81%	$3,084.5	$646.0
Variable Rate Mortgage Loans	870.4		196.1		7.44%	656.1	126.7

Subtotal	3,924.0	(1)	837.4	(1)	6.19%	3,740.6	772.7
Fair Market Value Adjustment	1.3		0.2		—	1.6	0.2

Total	$3,925.3		$837.6		6.19%	$3,742.2	$772.9

Schedule of Maturities by Year (2)	Scheduled Principal Payments	Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share
2012	$13.5	$1,347.2	$1,360.7	$286.3
2013	14.8	413.8	428.6	65.3
2014	14.6	168.7	183.3	39.3
2015	8.0	209.3	217.3	45.6
2016	3.8	39.3	43.1	10.6
2017	3.8	1,313.3	1,317.1	261.3
2018	3.0	29.0	32.0	10.6
2019	2.1	112.0	114.1	38.2
2020	2.2	71.6	73.9	24.8
2021	1.3	80.5	81.8	31.4
2022 and beyond	—	72.1	72.1	24.0

Total	$67.1	$3,856.8	$3,924.0	$837.4

Percentage of Total Debt	March 31, 2012	December 31, 2011
Fixed	77.8%	82.5%
Variable	22.2%	17.5%

Recourse to DDR	4.3%	4.7%
Non-recourse to DDR	95.7%	95.3%

(1)

Includes approximately $300.2 million of debt of which the Company’s proportionate share of non-recourse debt is $48.1 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(2)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Senior Debt:
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$76.0		$76.0	02/16	LIBOR + 165
$65 Million Revolving Credit Facility	—		—	02/16	LIBOR + 165
$50 Million Term Loan	50.0		50.0	01/17	LIBOR + 170
$200 Million Term Loan	200.0		200.0	01/19	LIBOR + 210
Secured Credit Facility:
$500 Million Term Loan	500.0		500.0	09/15	LIBOR + 170

Total Term and Credit Facility Debt	$826.0		$826.0
Public Debt:
Unsecured Notes	223.4		223.4	10/12	5.38
Unsecured Notes	152.8		152.8	05/15	5.50
Convertible Notes	310.2	(3)	310.2	11/15	1.75
Unsecured Notes	273.6		273.6	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.3		298.3	04/18	4.75
Medium Term Notes	82.2		82.2	07/18	7.50
Unsecured Notes	297.8		297.8	09/20	7.88

Total Public Debt	$1,938.3		$1,938.3
Mortgage Debt:
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Terraces at Southpark, Charlotte, NC	6.6		6.6	12/12	5.72
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Victor Square, Victor, NY	5.9		5.9	04/13	5.80
DDRC Headquarters, Beachwood, OH	33.0		33.0	04/13	LIBOR + 110
Monmouth Consumer Sq., W. Long Branch, NJ	3.2		3.2	07/13	8.57
Rotonda Plaza, Englewood, FL	0.5		0.5	07/13	5.80
Abernathy Square, Atlanta, GA	12.0		12.0	10/14	4.23
Bermuda Square, Chester, VA	7.4		7.4	10/14	4.23
Brook Highland Plaza, Birmingham, AL	24.4		24.4	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.2		4.2	10/14	4.23
Clearwater Collection, Clearwater, FL	7.1		7.1	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.8		9.8	10/14	4.23
Crossroads Center, Gulfport, MS	24.3		24.3	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	17.4		17.4	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.1		10.1	10/14	4.23
Downtown Short Pump, Richmond, VA	12.4		12.4	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	41.0		41.0	10/14	4.23
Home Depot Center, Orland Park, IL	6.6		6.6	10/14	4.23
Kroger, Cincinnati, OH	2.6		2.6	10/14	4.23
Lexington Place, Lexington, SC	4.3		4.3	10/14	4.23

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Loisdale Center, Springfield, VA	11.0		11.0	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.6		6.6	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	18.0		18.0	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.8		10.8	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.8		9.8	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	27.7		27.7	10/14	4.23
Sam’s Club, Worcester, MA	5.3		5.3	10/14	4.23
The Commons, Salisbury, MD	8.6		8.6	10/14	4.23
Walmart Supercenter, Alliance, OH	7.1		7.1	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.9		11.9	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.7		6.7	10/14	4.23
Wendover Village, Greensboro, NC	4.7		4.7	10/14	4.23
Windsor Court, Windsor, CT	7.2		7.2	10/14	4.23

Kyle Crossing, Kyle, TX	22.6		11.3	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.9	(4)	2.9	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 250
Hamilton Commons, Mays Landing, NJ	6.3		6.3	09/15	4.70

Tops Plaza, Lockport, NY	6.2		6.2	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	1.0		1.0	02/16	6.90
Cotswold Village, Charlotte, NC	50.5		50.5	05/16	5.83
Freedom Plaza, Rome, NY	2.4		2.4	09/16	7.85

Walmart Supercenter, Winston-Salem, NC	6.4		6.4	08/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	2.8		2.8	10/17	6.78
Tops Plaza, Ithaca, NY	11.4		11.4	01/18	7.05
Walmart Supercenter, Greenville, SC	6.1		6.1	01/18	6.00
Johns Creek Town Center, Suwanee, GA	25.6		25.6	03/18	5.06
Southland Crossings, Boardman, OH	25.6		25.6	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	32.6		32.6	03/18	5.06
Mohawk Commons, Niskayuna, NY	15.3		15.3	12/18	5.75

Lowes, Hendersonville, TN	5.9		5.9	01/19	7.66
Nassau Park Pavilion, Princeton, NJ	57.0		57.0	02/19	3.40
Bandera Pointe, San Antonio, TX	24.8		24.8	02/19	3.40
Presidential Commons, Snellville, GA	21.2		21.2	02/19	3.40
Plaza Cayey, Cayey, PR	21.7		21.7	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.0		26.0	06/19	7.59
Plaza Isabela, Isabela, PR	22.9		22.9	06/19	7.59
Plaza Walmart, Guayama, PR	12.2		12.2	06/19	7.59
Mariner Square, Spring Hill, FL	3.6		3.6	09/19	9.75
Northland Square, Cedar Rapids, IA	6.9		6.9	01/20	9.38
Polaris Towne Center, Columbus, OH	45.1		45.1	04/20	6.76

West Valley Marketplace, Allentown, PA	13.0		13.0	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	64.4		64.4	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.4		9.4	12/21	5.24
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	20.6		20.6	02/22	5.71
Gulfport Promenade, Gulfport, MS	16.0		16.0	12/37	SIFMA + 5

Total Mortgage Debt	$1,360.2		$1,339.0

Subtotal	$4,124.5		$4,103.3
Fair Market Value Adjustment—Assumed Debt	12.4		12.4

Total Consolidated Debt	$4,136.9		$4,115.7

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,509.1	$3,499.2	4.6 years	5.52%
Variable Rate	615.4	604.1	4.1 years	2.01%

	$4,124.5	$4,103.3	4.5 years	5.00%

Cumulative Redeemable Preferred Shares	Outstanding Amount
Class H—7.375%	$205.0
Class I—7.5%	170.0

$375.0

Derivative Instruments
	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$83.8	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017
Interest Rate Swap	$200.0	Unsecured Term Loan	1 mo. LIBOR	1.54%	February 1, 2019

(1)	Assumes borrower extension options are exercised.
(2)

Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $13.4 million is partially offset by approximately $3.6 million of fair market value adjustments.

(3)

The convertible notes may be net settled with DDR’s common stock once the stock price rises above $16.08 per share at March 31, 2012 and are subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $39.8 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(4)	Reno Riverside has an interest rate floor of 5.95%.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (10 assets)	$158.7		$23.8	05/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	540.0		81.0	06/12	5.48
DDRTC Holdings Pool 6, LLC
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	27.3		4.1	08/12	6.35
Waterfront Town Center, Homestead, PA	35.9		5.4	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	24.2		3.6	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	10.4		1.6	07/18	6.98
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45

Total DDRTC Core Retail Fund LLC	$1,162.7		$174.4

DDR Domestic Retail Fund I
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.3		2.1	01/13	5.87
Meadows Square, Boynton Beach, FL	0.9		0.2	07/13	6.72
Village Center, Racine, WI	11.8		2.4	04/15	4.21
Paradise Promenade, Davie, FL	6.1		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.5		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	883.8		176.8	07/17	5.60

Total DDR Domestic Retail Fund I	$930.6		$186.2

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.8	(2)	$—	12/08	Prime + 300
Coventry II DDR SM (31 assets)	71.3	(2)	14.2	09/12	LIBOR + 225
Buena Park, Buena Park, CA	61.0		12.2	11/12	9.00
Marley Creek Square, Orland Park, IL	10.6	(2)	1.1	12/12	LIBOR + 125
Watters Creek, Allen, TX	137.9	(3)	22.8	01/13	LIBOR + 300
Fairplain Plaza, Benton Harbor, MI	14.8		2.9	05/13	LIBOR + 350
Totem Lake Mall, Kirkland, WA	27.2		5.4	05/13	LIBOR + 350
Christown Spectrum Mall, Phoenix, AZ	46.0	(3)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(3)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	150.6	(2)	30.1	02/15	5.66
Westover Marketplace, San Antonio, TX	20.8	(3)	4.2	02/16	LIBOR + 450
Coventry II DDR SM (7 assets)	27.9	(2)	5.6	09/16	6.75

Total Coventry II	$626.9		$111.5

DDR SAU Retail Fund, LLC
Lewandowski Commons, Lyndhurst, NJ	$12.5		$2.5	06/12	5.77
South Square, Durham, NC	12.6		2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4		2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5		2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6		0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9		1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0		0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4		1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2		1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0		2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2		0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8		1.0	12/12	5.44
American Way, Memphis, TN	6.7		1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8		0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8		0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0		1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.3		2.0	04/13	5.79
The Point, Greenville, SC	15.8		3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2		2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1		1.0	08/13	5.92
Patterson Place, Durham, NC	20.3		4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$183.1		$36.6

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2012

Joint Venture Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
Sonae Sierra Brasil BV Sarl
Shopping Plaza Sul Increase in Ownership	$33.6	$11.2	06/15	CDI
Sonae Sierra Brasil Limitadas, Brazil	9.1	3.0	11/15	CDI + 285
Patio Boavista, Brazil	12.8	4.3	11/16	CDI + 330
Debentures	52.3	17.4	02/17	CDI + 96
Shopping Metropole, Brazil	28.8	9.6	05/18	TR + 1030
Debentures	112.0	37.3	02/19	IPCA + 625
Manaura Shopping, Brazil	71.6	23.9	12/20	10.00
Patio Londrina, Brazil	29.8	9.9	10/25	TR + 1090
Patio Uberlandia, Brazil	42.3	14.1	10/25	TR + 1130

Total Sonae Sierra Brasil BV Sarl	$392.3	$130.7

DDRA Ahwatukee Foothills LLC, Phoenix, AZ	105.8	52.9	08/12	5.30
DDRA Arrowhead Crossing LLC, Phoenix, AZ	47.2	23.6	08/12	5.30
DDRA Tanasbourne Town Center LLC, Portland, OR	56.6	28.3	08/12	5.30
Jefferson County Plaza LLC, Arnold, MO	3.5	1.8	08/12	LIBOR + 200
Cole DDR MT Independence, Independence, MO	34.0	4.9	10/12	4.00
DDR MDT PS, LLC (7 assets)	86.0	—	07/13	6.00
DDR Markaz II (13 assets)	148.8	29.8	11/14	7.15
Lennox Town Center Limited, Columbus, OH	1.0	0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	21.6	5.4	10/20	5.25
Sun Center Limited, Columbus, OH	23.4	18.6	05/21	5.99
RVIP IIIB, Deer Park, IL	74.5	19.2	09/21	4.84

Total	$628.4	$198.0

Subtotal	$3,924.0	$837.4
Fair Market Value Adjustment—Assumed Debt	1.3	0.2

Total Joint Venture Debt	$3,925.3	$837.6

			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Total Joint Venture Debt:0
Fixed Rate	$3,053.6	$641.3	3.4 years	5.81%
Variable Rate	870.4	196.1	4.4 years	7.44%

	$3,924.0	$837.4	3.6 years	6.19%

Derivative Instruments
	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$76.1	Coventry II DDR SM	1 mo. LIBOR	3.00%	September 1, 2012
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013

(1)	Assumes borrower extension options are exercised.
(2)

Includes approximately $300.2 million of debt of which the Company’s proportionate share of non-recourse debt is $48.1 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(3)	The following loans have floor interest rates:

Loan	Floor
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%
Watters Creek, Allen, TX	1 month LIBOR of 0.50%
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.26%

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage

BofA Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640

	Lindsay Schroll	lindsay.schroll@baml.com	(646) 855-1829

Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383

	Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380

	Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank	John Perry	john.perry@db.com	(212) 250-4912

	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Green Street Advisors	Cedrik Lachance	clachance@greensteetadvisors.com	(949) 640-8780

	Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group	Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462

	Samit Parikh	sparikh@isigrp.com	(212) 888-3796

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280

	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286

Macquarie	Ki Bin Kim	kibin.kim@macquarie.com	(212) 231-6386

Morgan Stanley	Paul Morgan	paul.b.morgan@morganstanley.com	(415) 576-2627

	Stephen Bakke	stephen.bakke@morganstanley.com	(415) 576-2696

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646

	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937

	James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484

	Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262

	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage

BofA Merrill Lynch	Tom Truxillo	thomas.c.truxillo_jr@baml.com	(980) 386-5212

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

RBC Capital Markets	Seth Levine	seth.levine@rbccm.com	(212) 618-3523

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455